Exhibit 10.4

Strijbosch Thunnissen

LEASE AGREEMENT

Bijsterhuizen 11-36
in Nijmegen

DYNAMIS

Copy:
0 Lessor
0 Lessee
0 Broker

[initials] Initials of lessee	[initials] Initials of lessor

ESSENTIALS
Lessor	:Spronsen Vastgoed [real estate] B.V.
Lessee	:Philips Semiconductors B.V.
Property	:Bijsterhuizen 1136 in Nijmegen
Initial rental fee	:NLG 250.00 per m(2) per year excluding VAT and excluding service costs and NLG 700.00 excluding VAT per parking space per year
Lease period	:April 01, 2001 or as much earlier as possible through March 31, 2006
Option period	:April 01, 2006 through March 31, 2011

[initials] Initials of lessee	[initials] Initials of lessor

LEASE AGREEMENT FOR OFFICE PREMISES and other commercial space following Model ROZ

The undersigned	Spronsen Vastgoed B.V.,

legally represented in this matter by its directors,
Ms. M. E. Malenstein and Mr. A. P. S. Malenstein

having its principal place of business in 6546 AS Nijmegen at Bijsterhuizen 11-38, telephone 024 —345 55 40, fax 024 — 345 55 04,

hereinafter called “the lessor”

and	Philips Semiconductors B.V.

legally represented in this matter by Mr. J. W. Ramaekers, Eng.,

with registered office in 5652 AH Eindhoven at Hurksestraat 19, telephone 024 — 353 27 90, fax 024 — 353 31 01,

registered in the Commercial Register for Southeast Brabant under number 70621 hereinafter called “the lessee,” the lessor and the lessee hereinafter also called “the parties,”
declare that they have agreed the following:

The leased property, intended purpose and use

1.1                    The lease agreement relates to the office premises located on the first, the third, the fourth and the fifth floor as well as the cafeteria on the second floor and the share in the general spaces belonging to these spaces and 60 nearby parking spaces, hereinafter called “the leased property,” known locally as Bijsterhuizen 11-36 in Nijmegen, known cadastrally as the Municipality of Neerbosch, Section L, Number 264, and further indicated in yellow on the drawing of the leased property attached to this agreement and authenticated by the parties and sufficiently known to the parties that they desire no further description.

1.2                    The leased property may only be used as office premises, inter alia for test setups which are coupled to test equipment and serve for the testing of whether the functionality of chips or parts of chips is correct. In this, no hazardous or risk–elevating substances shall be used.

1.3                    It shall not be permitted to the lessee and/or user to use the leased property for any purpose other than that described in 1.2 without prior written permission from the lessor.

[initials] Initials of lessee	[initials] Initials of lessor

1.4                    A difference between the floor space(s) of the leased property mentioned in this lease agreement and the actual floor space(s) shall not give to either of the parties any right of adjustment of the rental fee and/or the terms and conditions. The parties agree to the floor space calculation drawn up by Zegers Bouwbedrljf [construction company] attached to this agreement and authenticated.

1.5                    The lessor agrees not to load the floor space in use greater than that which is technically permissible: 300 kg/m(2).

Terms and conditions

2.1                    A part of this lease agreement shall be the general stipulations for a lease agreement for office premises not from Article 7A: 1624 of the Civil Code, deposited with the Clerk of the Court in The Hague on February 29, 1996 and registered there under number 34/1996, hereinafter called the “general stipulations.”

The content of these general stipulations is known to the parties. The lessee has received a copy of them, or they are attached to this lease agreement.

2.2                    The provisions referred to in 2.1 shall be applicable except insofar as they are expressly deviated from in this lease agreement or application thereof with respect to the leased property is not possible.

Duration, extension and cancellation

3.1                    This lease agreement shall be entered into for a period of 5 (five) years, starting on April 01, 2001 and running through March 31, 2006.

3.2                    After the end of the period stated in 3.1, this lease agreement, unless cancellation by the lessee in accordance with 3.3 has taken place, shall be continued for a subsequent period of 5 (five) years, therefore through March 31, 2011. This agreement shall then be continued for subsequent periods each time of 12 (twelve) months unless the lease agreement is cancelled by one of the parties or by both parties, with observance of a notice period of at least 12 (twelve) months.

3.3                    Termination of this agreement shall take place by cancellation toward the end of a lease period with observance of a notice period of at least 12 (twelve) months.

3.4                    Cancellation should occur by means of a writ or by registered letter.

3.5                    Interim termination of this lease agreement shall be possible in a circumstance as stated in Article 7 of the general stipulations, Art 10.3 of the lease agreement and with the observance of the applicable mandatory requirements.

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Payment obligation, payment period

4.1                    The payment obligation of the lessee consists of:

•                            the rental fee;

•                            compensation for any additional supplies and services mentioned under 6;

•                            the value-added tax on this rental fee and additional supplies and services or a corresponding amount in accordance with and taking into account Article 5 of this lease agreement, at least if the parties have agreed upon a lease subject to value-added tax.

4.2                    The rental fee per quarter shall amount to NLG 186,187.50.
in words: – one hundred eighty-six thousand one hundred eighty-seven guilders and fifty cents–

4.3                    The rental fee shall be adjusted annually on 01 April, for the first time on 01 April 2002 and then further in accordance with Articles 4.1 through 4.3 of the general stipulations.

4.4                    Notwithstanding a rental fee adjustment on the basis of 4.3, each of the parties shall be entitled to request an adjustment of the rental fee based on market value. That adjustment can take place for the first time starting on April 01, 2006 and then each time after a period of at least 5 (five) years after the last rental fee adjustment to the market value. If a party wishes to make use of this entitlement, he shall notify the other party thereof by means of a registered letter with a return receipt, at the latest 6 (six) months before the date on which the revised rental fee must start.

If the parties have not come to an agreement about the rental fee adjustment within 2 (two) months after receipt of this notification, the rental fee shall be determined by three experts. The experts should receive the instruction to take into account all that has been agreed between the parties with respect to the leased property and the circumstances of the case, such as location, size, layout and quality of the leased property and the facilities in and around the leased property, as well as the mutually agreed or judicially determined rental fees of comparable commercial spaces.

Of these three experts, one will be designated by each of the parties within fourteen days after the request by one of the parties for that purpose has reached the other party.

An expert shall make known within eight days after the date of the assignment whether he accepts it.

The third expert shall be designated by these two experts within eight days after they both have accepted their designation. The judgment of the three experts shall be decisive in case of lack of agreement among the experts on the rental fee to be established. If one of the parties remains in default in designating an expert or if the experts designated by the parties cannot come to an agreement on the third expert, then the party taking the initiative can ask the Chairman of the Chamber of Commerce and Industry of the region in which the leased property is located to appoint the expert(s). A party shall bear the costs of the expert designated by that party. The costs of the third expert shall be divided in half between the two parties. The experts shall receive the instruction to issue their report within six weeks after their designation is firm.

[initials] Initials of lessee	[initials] Initials of lessor

After the rental fee has been adjusted to the market value, the next rental fee indexation shall take place on the date as agreed in 4.3 of the lease agreement with the understanding that that rental fee adjustment shall take place in proportion to the period that has passed since the date of the rental fee adjustment to the market value.

4.5                    The compensation for any agreed additional supplies and services shall be determined in accordance with Article 12 of the general stipulations. A system of advance payments with later settlement shall be applied to this compensation as is indicated there.

4.6                    The lessor shall see to it that an invoice is sent to the accounts payable department of the lessee with a statement of order number:

The lessee shall ensure payment in one amount within 30 calendar days after the date of the invoice provided the invoice is drawn up correctly according to agreement.

The dating of the invoice shall be a maximum of 30 calendar days prior to the first of each pay period and should be received by the lessee at the latest 5 days after date.

4.7                    Per pay period of 1 (one) quarter, the amounts are:

• the rental fee	NLG	186,187.50
• the advance payment on the compensation for additional supplies and services	NLG	21,082.50
• Total	NLG	207,270.00

in words: – two hundred seven thousand two hundred seventy guilders–

to be increased by the value-added tax.

Value-added tax

5.1                    All amounts mentioned in this lease agreement shall be exclusive of value-added tax (VAT). The parties agree that the lessor shall invoice the lessee value-added tax (VAT) on the rental fee and any agreed additional supplies and services.

The value-added tax (VAT) shall be invoiced by the lessor and should be paid at the same time as the rental fee and any agreed compensation for additional supplies and services, or the advance payment thereon.

[initials] Initials of lessee	[initials] Initials of lessor

5.2                    The lessee and the lessor declare expressly that, in determining the rental fee, the assumption was that the lessee shall continue to use the leased property at least the minimum percentage established by law or to be established by law for activities which give the right to deduct value-added tax (VAT), such that they can opt for a lease subject to value-added tax.

5.3                    The lessee and the lessor shall make use of the possibility on the basis of Notice 45, Decree of March 24 1999, Number VB 99/571, to waive the submission of a joint option request for a lease subject to value-added tax and to confine themselves to a statement to be completed and signed by the lessee, which statement shall be an integral part of the present lease agreement.

5.4                    Before or at the latest at the signing of this lease agreement, the lessee shall submit to the lessor a statement completed and signed by the lessor, in accordance with a model made available to the lessee by the lessor, which shows that the lessee shall use the leased property for purposes for which a complete or almost complete right of deduction of value-added tax exists as laid down in Article 15 of the Value-added Tax Act of 1968.

5.5                    The lessee herewith states that his fiscal year runs from January 01 through December 31.

5.6.a           If the lessee is not/no longer using the leased property for activities which give the right to deduct value-added tax (VAT) and because of that the exception to the deduction of value-added tax (VAT) is ended, the lessee shall no longer owe value-added tax (VAT) on the rental fee to the lessor or his legal successor(s), but then the lessee, starting on the date on which that termination becomes effective, in addition to the rental fee less value-added tax (VAT), shall owe as a separate compensation to the lessor or his legal successor(s) and amount such that the latter shall be completely compensated for:

I                              The value-added tax (VAT) no longer deductible as a result of the ending of the option for the lessor or his legal successor(s) on the operating costs of the leased property or investments therein.

II                          The value-added tax (VAT) that the lessor or his legal successor(s) will have to pay to the tax authorities as a result of the ending of the option because of recalculation as referred to in Article 15, Paragraph 4, of the Value-added Tax Act of 1968 or revision as referred to in Articles 11 though 13 of the Value-added Tax implementation Decree of 1968.

III                      All other damage suffered by the lessor or his legal successor(s) because of the ending of the option.

5.6.b          The damage as a result of the ending of the option for the lessor or his legal successor(s) of not/no longer being able to deduct value-added tax (VAT) as referred to in I under 5.6.a shall be established by the parties in advance at 9% of the (indexed) rental fee.

5.6.c           The financial disadvantage suffered by the lessor or his legal successor(s) after the ending of the option because of the ending of the option shall be paid each time to the lessor or his legal successor(s) simultaneously with the periodic rental fee payments and shall be, with the exception of damage as referred to in I under 5.6.a, if possible by means of an annuity, equally distributed over the remaining duration of the current lease period, but can be immediately, completely and at one time be made due and payable from the lessee if this lease agreement is terminated in the interim for whatever reason.

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5.7                    That which is stated under 5.6.a shall not be applicable if, when entering into the present lease agreement, the revision period for the deduction of VAT already paid, with respect to the leased property has already passed.

5.8                    That which is stated under 5.6 shall also be applicable if the lessee, upon entering into the lease agreement, does not complete, sign and has not given to the lessor a VAT declaration as referred to under 5.4. That which is stated in 15.2 of the general stipulations which are part of this agreement is therefore herewith expressly declared not applicable.

5.9                    When a situation as referred to under 5.6 occurs, the lessor or his legal successor(s) shall notify the lessee what amounts must be paid by the lessor or his legal successor(s) to the tax authorities and give an insight into the other damage as referred to under 5.6, such with the exception of the damage determined in advance as referred to in I under 5.6.a. The lessor or his legal successor(s) shall provide his cooperation if the lessee wishes to verify the statement of the lessor or his legal successor(s) by an independent certified public accountant. The costs of this shall be for the lessee’s account.

5.10              In case in any fiscal year, the requirement of use for purposes as reflected under 5.2 is not met, the lessee shall notify the lessor or his legal successor(s) within four weeks after the end of the relevant fiscal year by means of a statement to that effect signed by the lessee. Within that same period, the lessee shall send a copy of that statement to the Inspector of Value-added Tax.

5.11              If the lessee does not satisfy the notification obligation as referred to under 5.4 or under 5.10 and/or does not satisfy the obligation for putting into use as referred to under 5.13, or it turns out afterwards that he made an incorrect assumption and the lessor or his legal successor(s) because of that, according to what turns out afterwards, erroneously invoiced value-added tax (VAT) on the rental fee, lessee shall be in default and the lessor or his legal successor(s) shall be entitled to claim the financial damage occurring therefrom from the lessee.

This damage shall concern the entire value-added tax (VAT) still owed to the tax authorities by the lessor or his legal successor(s), increased by interest, any increases, as well as further costs and damages. This article provides a damage compensation arrangement in case the option should be ended with retroactive effect, such in addition to the arrangement reflected under 5.6. The extra damage that arises for the lessor or his legal successor(s) from that retroactive effect shall be immediately, completely and at once due and payable by the lessee. The lessor or his legal successor(s) shall cooperate if the lessee wishes to verify the statement of the lessor or his legal successor(s) by an independent certified public accountant. The costs of this shall be for the lessee’s account.

5.12              That which is stated under 5.6, 5.9 and 5.11 shall likewise be applicable if the lessor or his legal successor(s) for the first time after termination, interim or not, of this lease agreement are confronted with damage because of the termination of the option valid for the parties, which damage then shall be Immediately, completely and at once due and payable to the lessor or his legal successor(s).

[initials] Initials of lessee	[initials] Initials of lessor

5.13              Without prejudice to the other provisions of this lease agreement, the lessee shall in any case put into use the leased property, with application of the option right, before the end of the fiscal year in which he leases the leased property.

Supplies and services

6.1                    The parties agree on the following as additional supplies or services to be provided by or on behalf of the lessor:

•                            gas consumption, including standing charges, for the individual consumption of the lessee;

•                            electricity consumption, including standing charges, for the individual consumption of the lessee;

•                            electricity consumption, including standing charges, for the installation(s) and the lighting of the community areas;

•                            water consumption, including standing charges, for the individual consumption of the lessee;

•                            maintenance (not being replacement maintenance as referred to in Article 9.1 of the general stipulations) and periodic checks of heating and air conditioning installation(s):

•                            maintenance (not being replacement maintenance as referred to in Article 9.1 of the general stipulations) and periodic checks of the elevator installation(s);

•                            maintenance (not being replacement maintenance as referred to in Article 9.1 of the general stipulations) and periodic checks of fire alarm, building security, malfunction alarm and emergency power installation(s);

•                            cleaning costs of the community areas, elevators, glazing, outside glazing of the community areas, awnings, terraces, parking lot/basement;

•                            insurance premium for outside glazing and glazing of the community areas;

•                            administrative costs at NLG 1,000.00 excluding VAT per year to be indexed at the same time and in the same manner as the rental fee, on the above-named supplies and services.

For the above supplies and services, the lessor shall invoice the lessee for a cash advance to be settled later of NLG 30.00 per m2 per year, to be increased by value-added tax. The actual consumption shall be determined on the basis of the readings from individual meters and for the other supplies and services which cannot be registered by means of individual meters, the total costs for the abovementioned supplies and services divided by the total surface area of the building multiplied by the leased surface area.

If, in the building of which the leased property is a part, there are one or more users who make relatively more use of the above-named supplies and services, the above-mentioned formula should possibly be adjusted.

Within a month after the effective date of the present lease agreement, the parties shall hold a consultation and make further agreements about the service levels of the service contracts to be entered into.

The parties have agreed that the lessee shall receive copies of the agreements entered into by the lessor with respect to the above supplies and services. The copies must be sent by the lessor to the lessee within a reasonable period after they have been entered into.

[initials] Initials of lessee	[initials] Initials of lessor

Bank guarantee

7.1                    Contrary to Article 8 of the general stipulations, the parties have agreed that the lessee need not provide a bank guarantee.

Manager

8.1                    Until the lessor announces otherwise, Malcon Beheer [management] B.V. shall act as manager for the leased property.

Annexes

9.1                    The following annexes shall accompany this lease agreement:

•                            the general stipulations;

•                            the drawing of the leased property attached to this lease agreement and authenticated by the parties;

•                            the statement for taxed lease;

•                            surface area calculation from Zegers Bouwbedrijf.

Special provisions

10.1              The parties agree that the lessee shall have the right of substitution with respect to the leased property, in which the lessor reserves the right of approval of the successive lessee. The lessor shall only be able to withhold his approval of a candidate proposed by the lessee on the basis of reasonableness and fairness—by this is meant inter alia that the new lessee is creditworthy, shall continue to use the leased property at at least the minimum percentage established by law or to be established by law for activities which give the right to deduct value-added tax (VAT), such that they can opt for a lease subject to value-added tax or, if this is not done, that the lessor is completely compensated herefor and they are prepared to issue a rent guarantee of three months’ payment obligation.

10.2              After consultation and written approval from the lessor and the responsible (government) agencies, the lessee may affix his name on or to the leased property.

10.3              The lessee shall have the right to end this lease agreement prematurely after the second year in the first option period and therefore only as of April 1, 2008 without legal intermediary with observance of a notice period of a minimum of 12 months. That is to say that cancellation must take place in accordance with the provisions of Art. 3.3 and 3.4 and before April 1, 2007. If the lessee makes use of this right, the lessee shall owe a lump sum payment equal to a quarter of the annual rental fee applicable as of April 1, 2008 to the lessor.

[initials] Initials of lessee	[initials] Initials of lessor

10.4              Supplementary to the provisions of Art. 3.2, the parties have agreed that the lessor, with observance of a period of at least 14 (fourteen) months and therefore before or at the latest on January 1, 2005, shall indicate to the lessee that the lessee can have cancellation take place in accordance with Art. 3. If the lessor does not indicate, or indicates too late, that the lease cancellation can take place, the notice period and option period shall be correspondingly changed.

Thus drawn up and signed in triplicate,

Place	Date	Place	Date
Nijmegen	April 2, 2001	Nijmegen	April 3, 01
(lessee)		(lessor)
[signature]		[signature]
[signature]

[initials] Initials of lessee	[initials] Initials of lessor

HOMBURG

RIDER I

To accompany the lease agreement dated April 1, 2001 with respect to the office premises located on the first, the third, the fourth, the fifth floor as well as the cafeteria on the second floor and part of the general area and 60 parking spaces located at Bijsterhuizen 11-36 in Nijmegen.

The undersigned:

N.V. Interpolis Onroerend Goed [real estate], legally represented by Interpolis Vastgoed B.V., with registered office in Zoetermeer, at Louis Braillelaan 100, 2700 AG, legally represented by Mr. G. T. J. Droge, Esq., and Mr. C. van Gent, as legal successor to Spronsen Vastgoed B.V.

hereinafter called “the lessor”

and

Philips Semiconductors B.V., with registered office in Eindhoven at Hurksestraat 19, 5652 AH, registered in the Commercial Register for Southeast Brabant under number 70621, represented in this matter by Mr. J. W. Ramaekers, Eng., hereinafter called “the lessee”

Considering that:

1.                          The lessee and the lessor entered into a lease agreement with respect to the office premises located on the first, the third, the fourth, the fifth floor as well as the cafeteria on the second floor and part of the general area and 60 parking spaces located at Bijsterhuizen 11-36 in Nijmegen.

2.                          The lessee and the lessor have agreed that, contrary to Article 3.2 of the lease agreement mentioned in the heading, the lease agreement, after the first lease period elapses, shall be continued through June 30, 2007.

3.                          Contrary to Article 10.3 of the lease agreement, the lessee and the lessor have agreed that the lessee shall make use of the lessee’s right to end the lease agreement in the first option period already on June 30, 2007, in which the lessee has already taken into account a notice period of a minimum of 12 months. In connection with this, the parties have agreed that the lessee owes the lessor a lump sum of EUR 55,000.00 (excluding VAT).

declare – in connection with or contrary to the above-named lease agreement dated April 1, 2001 to have agreed as follows:

A.                      contrary to Article 3.2, the lease agreement between the parties, after the end of the first lease period, shall be extended through June 30, 2007.

Homburg Vastgoed Management B.V.
[illegible]

B.                        the lease agreement between the parties shall legally end on June 30, 2007.

C.                        the lessee herewith makes use of its right to end the lease agreement prematurely in the first option period, however contrary to Article 10.3 on June 30, 2007, in which the lessee has already taken into account a notice period of a minimum of 12 months. Since the lessee is making use of this right of premature termination, the lessee, contrary to Article 10.3, shall on June 30, 2007 owe to lessor a lump sum of EUR 55,000.00 (excluding VAT).

D.                       all provisions of the lease agreement mentioned in the heading dated April 1, 2001 shall remain or shall be in full force insofar as not changed by the foregoing.

Thus drawn up in triplicate and signed at

, dated	Nijmegen, dated Aug 19, 2005
N.V. Interpolis Onroerend Goed	Philips Semiconductors B.V.

[signature]	[signature]
Mr. G. T. J. Droge, Esq.	Mr. J. W. Ramaekers, Eng.
[signature]

Mr. C. van Gent

Annex to contract	PHILIPS

Philips Semiconductors

Gerstweg 2, 6534 AE Nijmegen, The Netherlands

Spronsen Vastgoed B.V.
Attn: Ms. Margriet Malenstein
Bijsterhuizen 11-38
6546 AS Nijmegen

Date	: Nijmegen, April 3, 2001
Reference	: RNB-B77/01-III-044
Re	: Supplement to lease contract for Bijsterhuizen 11-34

Dear Ms. Malenstein,

[Initials]

By means of this letter, I confirm our agreement that, supplemental to what is written in the lease contract, the original condition as described in the contract shall be determined based on a final delivery after the end of the *alterations.

The condition applicable at that moment shall be considered as the original condition in which the building must again be delivered at the end of the contract. With the aid of photos, which are being provided by Mr. M. B. Honee of Strijbosch Thunissen brokers, a delivery file will be assembled which shall be signed by both parties.

We also confirm that, contrary to what is stated in the contract, the first invoice need not be provided with an order number. This invoice should be sent to the attention of Mr. S. J. Nagtegaal, Philips Nijmegen. Philips will ensure timely provision of the order number before the next invoice should be sent.

Signed in agreement by both parties:

April 3, 01	April 3, 01

[signature]	[signature]

Sietse Nagtegaal Purchasing FBN Philips Semiconductors BV Nijmegen	Spronsen Vastgoed BV Nijmegen

* approved and agreed

Purchasing Dept. FBN Kme.FE 0.007 Tel 024-3532849/3534846 Fax 024-3536100	Philips Semiconductors B.V. Nijmegen, The Netherlands Commercial Register Eindhoven No. 17070621

M-O-G	Lange Vlierstraat 365

Vastgoed/Management B.V.	P. O. Box 19060 2501 DB Utrecht Telephone 030 232 69 99 Fax 030 232 69 70

Philips Semiconductors B.V.
c/o Hurkestraat 18
5652 AH EINDHOVEN

Utrecht,	May 28, 2001
Reference:	ES/DR
Handled by:	Dick Roest
Re:	Office premises at BIJSTERHUIZEN 11-36 in Nijmegen

Dear Sir/Madam,

Recently, the commercial complex “De Hanze” was purchased by N.V. Interpolis Onroerend Goed. The management of the relevant commercial space will be performed by M.O.G. Vastgoed/Management B.V. in Utrecht effective today.

With regard to the above-mentioned building, we call your attention to the following.

Lease payment

We request you to transfer (have transferred) the obligation owed monthly for the lease, effective April 1, 2001 and then at the latest on the first day of the calendar quarter to the provisional bank account number 30.00.29.780 in the name of N.V. Interpolis Onroerend Goed in Rotterdam.

With respect to the definitive bank account number, we will inform you as quickly as possible. The rent invoices, with respect to the second quarter of 2001, we will likewise send to you as soon as possible.

Below you will find some information for your own administration:

Owner:	N.V. Interpolis Onroerend Goed
VAT number:	94 57 513 B.011030
Address:	P. O. Box 973
3000 AZ Rotterdam

Maintenance Matters

We request that you inform our office in Utrecht, to the attention of Mr. G. J. Bouts, regarding maintenance matters with respect to the leased property. For urgent cases, you can of course contact us by telephone at the emergency number 030-233 09 50. Outside of office hours, the answering machine will let you know what persons and telephone numbers you can reach for urgent matters.

M.O.G. Vastgoed/Management BV, Chamber of Commerce Utrecht No. 27134417
Real estate specialists in Commercial Real Estate, Residences and Owners’ Associations
with branches in Utrecht, Eindhoven and Zoetermeer

Other matters

For all other matters, you can also contact our branch in Utrecht

Street address: Mailing address:	Langevlierstraat 365 P.O. Box 19060 3501 DB UTRECHT

Telephone number: Fax number: Emergency number: Contact person:	030 — 232 66 99 030 — 232 69 70 030 — 233 09 50 Mr. E. A. Schoonderwoerd, Esq. Mr. G. J. Bouts (technical matters)

We trust that we have informed you sufficiently and hope for good cooperation.

With best regards,
M.O.G. Vastgoed/Management BV

[signature]

E. A. Schoonderwoerd, Esq.
Account Manager, Real Estate

-M.O.G.-
Vastgoed/Management BV